RESULTS OF SHAREHOLDER VOTES

The Annual Meeting of Shareholders of the Fund was held on January 16, 2006. At the meeting, shareholders voted on the election of trustees, the approval of a new investment advisory agreement and the approval of a new sub-advisory agreement.

With regard to the election of the following trustees by common shareholders of the Fund:

                                                              # of Shares
                                                     ---------------------------
                                                      In Favor         Withheld
--------------------------------------------------------------------------------

Ronald A. Nyberg                                     6,122,226         268,655

With regard to the election of the following trustees by preferred shareholders of the Fund:

                                                              # of Shares
                                                     ---------------------------
                                                      In Favor         Withheld
--------------------------------------------------------------------------------

Mark Jurish                                              2,606               0
Ronald A. Nyberg                                         2,606               0

The other trustees of the Fund whose terms did not expire in 2005 are Clifford
D. Corso, Nicholas Dalmaso, Jerry S. Rosenbloom and Ronald E. Toupin.

With regard to the approval of a new investment advisory agreement and a new sub-advisory agreement by common and preferred shareholders of the Fund:


                                                          # of Shares
                                            ------------------------------------
                                             In Favor      Withheld      Against
--------------------------------------------------------------------------------

Investment advisory agreement               3,657,826     2,249,280      485,132
Sub-advisory agreement                      3,675,826     2,239,397      477,015

The proposals for the new investment advisory agreement and the new sub-advisory agreement did not pass.